UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549
______________
FORM 8-K
______________

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): December 15, 2017

NVIDIA CORPORATION (Exact name of registrant as specified in its charter)

Delaware	0-23985	94-3177549
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2788 San Tomas Expressway, Santa Clara, CA (Address of principal executive offices)	95051 (Zip Code)
Registrant’s telephone number, including area code: (408) 486-2000
Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging Growth Company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01. Entry into a Material Definitive Agreement.
On December 15, 2017, NVIDIA Corporation (the “Company”) established a commercial paper program pursuant to which the Company may issue short-term, unsecured commercial paper notes under Section 4(a)(2) of the Securities Act of 1933, as amended. Amounts available under the program may be borrowed, repaid and re-borrowed from time to time, with the aggregate face or principal amount of the notes outstanding under the program at any time not to exceed $575 million. The notes will have maturities of up to 397 days from the date of issue and rank at least equally with all of the Company’s other unsecured and unsubordinated indebtedness. The net proceeds from the issuances of the notes are expected to be used for general corporate purposes. The Company plans to use its revolving credit facility as a liquidity backstop for its borrowings under the program.
One or more dealers for the program will be engaged to either purchase from the Company or arrange for the sale by the Company of the notes pursuant to the respective commercial paper dealer agreement entered into between the Company and each dealer. The dealer agreements contain customary representations, warranties, covenants and indemnification provisions. A copy of the form of dealer agreement used in the program is filed herewith as Exhibit 10.1 and is incorporated herein by reference, and the summary of the program herein is qualified in its entirety by the terms of the program as set forth in the dealer agreement.
A national bank will act as agent under the program pursuant to the terms of an issuing and paying agent agreement.
From time to time, the dealers and certain of their affiliates have provided, and may in the future provide, banking and other financial advisory services to the Company and its affiliates for which the dealers have received or will receive customary fees and expenses.
The notes have not been and will not be registered under the Securities Act or any state securities laws, and may not be offered or sold in the United States absent registration or an applicable exemption from the registration requirements of the Securities Act and applicable state laws. The information contained in this Current Report on Form 8-K is neither an offer to sell nor a solicitation of an offer to buy any notes.

Item 2.03. Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.
The information set forth in Item 1.01 above is hereby incorporated by reference into this Item 2.03, insofar as it relates to the creation of a direct financial obligation.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description

10.1	Form of Commercial Paper Dealer Agreement between the Company, as Issuer, and the Dealer party thereto

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NVIDIA Corporation
Date: December 15, 2017	By: /s/ Colette M. Kress
Colette M. Kress
Executive Vice President and Chief Financial Officer